EXHIBIT 5.1

ROBINS, KAPLAN, MILLER & CIRESI L.L.P.

2800 LaSalle Plaza

800 LaSalle Avenue

Minneapolis, MN 55402-2015

August 15, 2005

Golf Galaxy, Inc.

7275 Flying Cloud Drive

Eden Prairie, MN 55344

Re:                               Registration Statement on Form S-8

Amended and Restated 1996 Stock Option and Incentive Plan

Registration of 903,450 shares of Common Stock

Ladies and Gentlemen:

This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 903,450 shares of Common Stock, $.01 par value, of Golf Galaxy, Inc. (the “Company”) offered pursuant to the Golf Galaxy, Inc. Amended and Restated 1996 Stock Option and Incentive Plan (the “Plan”).

We advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 903,450 shares of Common Stock to be issued by the Company pursuant to the Plan will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and nonassessable shares of Common Stock of the Company.

The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

Sincerely,
/s/ ROBINS, KAPLAN, MILLER & CIRESI L.L.P.